NEW JERSEY RESOURCES CORPORATION
BY-LAWS

Adopted November 20, 1981
Amended November 19, 1982
Amended December 8, 1983
Amended January 29, 1986
Amended and Adopted December 17, 1986
Amended January 27, 1988
Amended November 29, 1995
Amended March 10, 1997
Amended November 17, 1999
Amended July 11, 2007
Amended November 14, 2007

ARTICLE I

BOARD OF DIRECTORS

Section 1 - ELECTION.  The business and affairs of the Company shall be conducted under the direction of its Board of Directors, which shall have all the powers of the Company except such as are by statute, by the Certificate of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders. The number of directors constituting the entire Board of Directors shall not be less than three, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, each director to hold office until his successor shall have been elected and qualified. The members of the Board of Directors shall be divided into classes in the manner provided by Paragraph 7 of the Corporation's Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.

Nominations of persons for election as directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors may nominate a person or persons for election as director only if written notice of such stockholder's intent is delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not later than 75 days prior to the first anniversary of the preceding year's annual meeting, or as set out below, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than 10 days following the date on which public announcement (as defined in Article III, Section 1 of these By-Laws) of the date of such meeting is first made. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the annual meeting, notice by the stockholder must be delivered not later than 75 days prior to such annual meeting, or, if the date of the annual meeting is less than 75 days from the date on which public announcement of the date of such meeting is first made, not later than or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 85 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made.

Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name, address, age, and principal occupation or employment of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number and class of shares of the Company which are owned by such stockholder and the beneficial owner, if any, and the number and class of shares, if any, beneficially owned by the nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated). The Chairman of the Board or other person presiding at a meeting of stockholders, may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these By-Laws, and in that event the defective nomination shall be disregarded.

Subject to limits, if any, contained in the Certificate of Incorporation, the Board of Directors shall be authorized at any time to increase the number of directors and to elect a new director to fill any such newly created directorship, by resolution adopted by the affirmative vote of the majority of the directors then in office. Any such new director shall hold office until the next annual meeting of stockholders and until his successor is elected.

If the office of any director becomes vacant for any reason, any such vacancy shall be filled by the Board of Directors, by resolution adopted by the affirmative vote of the majority of the remaining directors then in office. Any such new director shall hold office for the unexpired term and until his successor is elected. The stockholders may fill a directorship resulting from a vacancy or from an increase in the number of directors only if the Board of Directors shall not have done so.

The Board of Directors shall be authorized at any time by resolution to increase the number of directors and, by a majority vote, to elect a new director to fill any such newly created directorship. Any such new director shall hold office until the next Annual Stockholders’ Meeting and until his successor is elected.

A director, or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the voting stock.

Section 2 - BOARD OF DIRECTORS MEETINGS.  As soon as practicable, after the Annual Meeting of Stockholders, the Board of Directors shall meet for organization and elect a Chairman, who shall not ex officio be deemed an officer or employee of the Company unless expressly so designated by the Board as the Chief Executive Officer of the Company. The Chairman shall preside at all meetings of the Board of Directors. The Board of Directors may also elect a Vice Chairman, who shall not ex officio be deemed an officer or employee of the Company, but who shall preside at any meeting of the Board of Directors in the absence of the Chairman.

Regular meetings of the Board of Directors shall be held in alternate months on the last Wednesday of each month unless otherwise determined by resolution of the Board. The time and place of each meeting shall be designated by resolution of the Board, Chairman, the President, or the Secretary in the notice of meeting.

Special meetings of the Board of Directors may be called at any time by the Chairman or the President. The Secretary shall also call such meeting on the written request of a majority of the directors.

No notice shall be required for regular meetings of the Board of Directors, provided the time and place shall have been previously fixed by resolution of the Board. The meeting for organization may be held on the day of and after the annual meeting of stockholders. Two days notice of a special meeting of the Board of Directors shall be given, but this notice may be waived at any time in writing or by telegraph. A meeting may be held at any time without notice when all directors are present and consent thereto. The Board of Directors may also act without a meeting by unanimous written consent which shall be filed with the minutes of the Board.

At all meetings of the Board of Directors, the presence in person or by telephonic conference call of a majority of directors shall constitute a quorum for the transaction of business. A lesser number than a quorum, however, may meet and adjourn to any day.

Section 3 - REMUNERATION.  Directors, other than Company Officers, shall receive remuneration in such amount as shall be fixed by the Board of Directors from time to time.

ARTICLE II

OFFICERS

Section 1 - APPOINTMENT.  The Board of Directors shall, as soon as practicable after the Annual Meeting, meet for organization and shall elect or appoint a president; such number of Vice Presidents as the Board may direct; Treasurer; and a Secretary, any of whom may but need not be a director, except that the officer designated as the Chief Executive Officer as provided herein must be one of the directors.

The Board of Directors shall further designate either the Chairman of the Board, or the President, as the Chief Executive Officer of the Company. In the event that the Chairman of the Board is designated by the Board of Directors as the Chief Executive Officer, the president shall be the Chief Operating Officer of the Company. In the event that the President is designated as the Chief Executive Officer, the Board may, in its discretion, designate a Vice President as the Chief Operating Officer. The Board of Directors shall further designate an officer as the Chief Financial Officer of the Company.

The Board of Directors may also elect or appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Board shall from time to time deem necessary, who shall have such authority and shall perform such duties as may be prescribed in these By-Laws or by the Board of Directors.

Any two or more offices may be held by the same person. All of said officers shall hold their offices at the pleasure of the Board.

Section 2 - CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall preside at all meetings of the stockholders and shall have, under the direction of the Board of Directors, overall executive responsibility for the supervision, management, and control of the business of the Company and of all departments of the Company's operations; he shall sign all certificates of stock and all contracts and other instruments in the name of the Company, unless otherwise ordered by the Board; and shall have the authority and responsibility to do and perform all other duties as provided by law, by these By-Laws, or which are otherwise incidental to his office.

Section 3 - CHIEF OPERATING OFFICER.  The Chief Operating Officer, if there be any such officer so designated, shall have general responsibility for the operation and administration of the business of the Company subject to the direction and control of the Chief Executive Officer and of the Board of Directors. He shall perform such other duties as may be delegated or assigned to him by the Chief Executive Officer, or by the Board of Directors, and in the absence of the Chief Executive Officer, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and the performance of any such duty by the Chief Operating Officer shall be conclusive evidence of his right to act.

Section 4 - CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the preparation and maintenance of the Company’s financial books and records, for the accuracy and integrity of all reports of the Company's financial condition which are prepared or issued under his authority, and for the financial affairs; and requirements of the Company. Upon request, he shall make a report of the financial condition of the Company to the Board of Directors or to the Chief Executive Officer, and shall perform such other duties as may be delegated or assigned to him by the Board of Directors or by the Chief Executive Officer.

Section 5 - VICE PRESIDENTS.  Each Vice President shall have such powers and shall perform such duties as may be delegated or assigned to him by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by the Chief Operating Officer ( if other than the President), and in the absence of the President: the Vice Presidents severally, in the order to be designated by the chief Executive Officer, shall perform the duties of the President, and the performance of any such duty by a Vice President shall be conclusive evidence of his right to act.

Section 6 - ASSISTANT VICE PRESIDENT.  Each Assistant Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by any Vice President and the performance of any such duty shall be conclusive evidence of his right to act.

Section 7 - SECRETARY.  The Secretary shall keep minutes of all meetings of the Board of Directors and Committees thereof, and of the stockholders, and shall give all notices of meetings of the stockholders, and of the Board of Directors and Committees thereof. He shall have custody of all deeds, contracts, agreements, and other records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the Company as the Board of Directors or the Chief Executive Officer shall direct. He shall be the custodian of the seal of the Company and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors. He shall further perform such other duties as may be delegated or assigned to him by the Board of Directors, or by the Chief Executive Officer, and the performance of any such duty shall be conclusive evidence of his right to act.

Section 8 - ASSISTANT SECRETARY.  Each Assistant Secretary, if there be any such officer, shall perform such duties as may be assigned to him by the Board of Directors, by the Chief Executive Officer, or by the Secretary and the performance of any such duties shall be conclusive evidence of his right to act.

Section 9 - TREASURER.  The Treasurer shall have charge of all receipts and disbursements of the Company and shall be the custodian of the Company’s funds. He shall have full authority to receive and give receipts for all monies due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and full discharge for the same to give. The Treasurer shall also have full authority to sign all checks, notes, drafts and certificates of stock. A report of the financial condition of the Company shall be made by the Treasurer or to the Chief Executive Officer whenever so requested by either of them. He shall further perform such other duties as may be delegated or assigned to him by the Board of Directors, by the Chief Executive Officer, or by the Chief Financial Officer, and the performance of any such duty shall be conclusive evidence of his right to act.

Section 10 - ASSISTANT TREASURER.  Each Assistant Treasurer, if there be any such officer, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, or by the Chief Executive Officer, by the Chief Financial Officer, or by the Treasurer, and the performance of any such duty shall be conclusive evidence of his right to act.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 1 – ANNUAL MEETING OF STOCKHOLDERS.  The annual meeting of the stockholders shall be held on the last Wednesday in the month of January in each year, at the hour of 10:30 a.m., at the principal office of the Company in New Jersey, or at such other date, time and place as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company, at the principal executive offices of the Company. To be timely, a stockholder's notice shall be delivered not less than 75 days prior to the first anniversary of the preceding year's meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the 75th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) in the event that such business includes a proposal to amend either the Certificate of Incorporation or the by-laws of the Company, the language of the proposed amendment. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of stockholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Each share of stock entitled to vote at any meeting shall be entitled to one vote, which vote may be given either in person or by proxy, but no proxy shall be valid for more than eleven months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution.

Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent.

Section 2 - SPECIAL MEETINGS OF STOCKHOLDERS.  Special meetings of the stockholders may be called at any time by the Chief Executive Officer, or upon the order of the Board of Directors, or upon the written request of the holders of a majority of the capital stock outstanding at the time and entitled to vote there at.

Section 3 - NOTICE OF MEETINGS OF STOCKHOLDERS; POSTPONEMENT OF MEETINGS; OPENING AND CLOSING OF POLLS.  Unless waived, written notice of the time, place, and purpose or purposes of all stockholders’ meetings, either annual or special, shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder entitled to vote at the meeting at his last post office address as shown on the books of the Company.

Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual or special meeting.

The date and time for the opening and the closing of the polls for each matter to be voted upon at any meeting of stockholders shall be announced at the meeting by or pursuant to the direction of the officer presiding at the meeting.

Section 4 - RECORD DATES.  The Board of Directors by resolution shall have power to fix in advance a date, not exceeding sixty days or less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders’ vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case stockholders of record on the date so fixed shall be exclusively entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Company after any such record date so fixed as aforesaid.

Section 5 - QUORUM OF STOCKHOLDERS.  At any meeting of the stockholders, the holders of a majority of all the shares of the capital stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and in that case, the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

ARTICLE IV

COMMITTEES

Section 1 - EXECUTIVE COMMITTEE.  The Board of Directors may appoint an Executive Committee of not less than three of its members, including ex officio the Chairman of the Board and the Chief Executive Officer (if other than the Chairman). The Chairman shall, ex officio be the Chairman of the Executive Committee and shall preside at its meetings.

The Executive Committee shall hold regular meetings at such times and places as shall be designated by resolution of the Board or of the Committee, or in the notice of meeting. Special meetings of the Executive Committee may be called at any time by the Chairman or by the Chief Executive Officer (if other than the Chairman) and shall be called upon the written request of a majority of the members thereof.

No notice shall be required for regular meetings of the Executive Committee, provided the time and place thereof shall have been previously fixed by resolution of the Board or the Committee. Two days notice of a special meeting of the Executive Committee shall be given to each member, but this notice may be waived by such member at any time in writing or by telegraph. A meeting of the Executive Committee may be held at any time without notice when all the members are present and consent thereto. The Executive Committee may also act without a meeting, by unanimous written consent of the members thereof which shall be filed with the minutes of the Board. At every meeting of the Executive Committee, the presence in person or by telephonic conference call, of a majority of the members thereof shall constitute a quorum for the transaction of business.

During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors as may be permitted by law in the management and direction of the business and the conduct of the affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.

All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

Section 2 - AUDIT COMMITTEE.  The Board of Directors shall designate an Audit Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, each as then in effect. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The responsibilities of the Audit Committee shall be set forth in the Audit Committee’s charter as approved by the Board of Directors.

Section 3 - OTHER COMMITTEES.  The Board of Directors may, from time to time, appoint such other committees for any purpose or purposes as the Board may deem appropriate, which shall have such powers as shall be specified in the resolution of appointment.

Section 4 - RECORDS AND REPORTS.  All committees shall keep full records of their proceedings, and shall report from time to time to the Board, as called upon by the Board, or as provided by these By-Laws.

Section 5 - REMUNERATION.  Directors, other than Company Officers, shall receive such compensation for their services as a member of any Committee of the Board in such amount as shall be fixed by the Board of Directors from time to time.

ARTICLE V

COMPANY STOCK

Section 1 – STOCK CERTIFICATES.  The Certificates for shares of capital stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and as may be required by New Jersey law. Certificates for shares of capital stock of the Company shall be signed by the President and Chief Executive Officer or a Vice President (including any Executive or Senior Vice Presidents) and countersigned by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary. Each certificate of stock shall certify the number of shares owned by the shareholder in the Company. The shares of capital stock of the Company shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of capital stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Company. Notwithstanding the adoption of any resolution providing for uncertificated shares of capital stock, every holder of shares of capital stock represented by certificates and upon request every holder of uncertificated shares of capital stock shall be entitled to have a certificate representing the number of shares of capital stock registered in certificate form. Any or all signatures upon a certificate may be facsimiles.

Section 2 - TRANSFER OF SHARES.  Shares of Company stock shall be transferred on the books of the Company only (1) upon presentation and surrender of the appropriate certificate by the registered holder of such shares in person or by his or her duly authorized attorney or by a person presenting proper evidence of succession, assignment or authority to transfer such shares and, in any of such cases, cancellation of a certificate or of certificates for an equivalent number of shares or (2) in the case of uncertificated shares upon receipt of proper transfer instructions from the registered holder of such shares or from a duly authorized attorney or upon presentation of proper evidence of succession, assignment or authority to transfer such shares.

Section 3- LOST CERTIFICATES OF STOCK.  In case of loss, destruction or mutilation of any certificate for shares of capital stock of the Company, pursuant to the laws of the State of New Jersey relating to lost, destroyed or mutilated certificates for shares of capital stock, the Company may require the holder of record to furnish such information as the Board of Directors may require to ascertain whether such certificate has been lost, destroyed or mutilated. In addition, the Board of Directors may require that such holder of record give a bond of indemnity to the Company in such form and in such sum as the Board of Directors may direct, and to comply with any other terms the Board of Directors may lawfully prescribe, provided that the Board of Directors may elect not to require any bond when, in the judgment of the Board of Directors, it is proper so to do. Upon satisfactory completion by the holder of record of the requirements imposed by the Board of Directors, the Company shall deliver to the holder of record either a duplicate certificate for such shares of capital stock or evidence of the holder's ownership of such shares of capital stock in uncertificated form, as the Board of Directors so determines.

Section 4 - STOCKHOLDER LIST.  It shall be the duty of the Secretary or Assistant Secretary to prepare, at least ten days before every stockholders’ meeting, a true, full, and complete list of all the stockholders of the Company entitled to vote at the ensuing meeting, with the residence or other address of record of each and with the number of shares held by each, which list shall be made and arranged in alphabetical order, and shall, at all times during the usual hours for business, be open to the examination of any stockholder.

ARTICLE VI

STOCK OF OTHER CORPORATIONS

Section 1 - VOTING OF STOCK.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or, in his or their absence, any Vice President, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which as the owner thereof, the Company might have possessed and exercised. The Board of Directors or the Executive Committee, by resolution, from time to time may confer like powers upon any other person or persons.

Section 2 - WAIVERS AND CONSENTS.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or in his or their absence, any Vice President, shall have full power and authority on behalf of the Company to waive notice of any meeting of stockholders of any corporation in which the Company may hold stock, and to authorize or approve and consent in writing to any action by any such corporation to the same extent and with the same force and effect as an individual stockholder of such corporation.

ARTICLE VII

FISCAL YEAR

Section 1.  The fiscal year of the Company shall begin on October first of each year.

ARTICLE VIII

SEAL

Section 1.  The seal of the Company shall be similar to the impression contained in the margin opposite hereto. It may at any time be changed by resolution of the Board of Directors.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

   Section 1.  Each person who is a party or is threatened to be made a party, either as plaintiff, defendant, respondent, or otherwise, to any action, suit, or proceeding, whether civil, criminal, administrative, regulatory or investigative (a "Proceeding"), based upon, arising from, relating to, or by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a "Company Affiliate"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the NJBCA, as the same exists on the date of the adoption of this Bylaw [March 12, 1997] or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the NJBCA permitted the Company to provide prior to such amendment), against any and all expenses, liability, and loss (including, without limitation, investigation expenses and expert witnesses' and attorneys' retainer, fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by such person in connection therewith; provided, however, that, except for Proceedings seeking to enforce rights under this Bylaw, the Company shall indemnify any such person seeking to enforce such rights in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by a majority vote of the Board of Directors. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition.

    Section 2.  The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may be entitled under any statute, provision of the Restated Certificate of Incorporation, or Bylaw, an agreement, a resolution of shareholders or directors, or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office.

    Section 3.  The Company may purchase and maintain insurance or furnish similar protection on behalf of any person who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of a Company Affiliate, against any liability asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director's, officer's, employee's, or agent's status as such, whether or not the Company would have the power to indemnify such director, officer, employee, or agent against such liability under the NJBCA.

    Section 4.  The Board of Directors, or, if so authorized by the Board of Directors and as it relates to the employees or agents of the Company, one or more officers of the Company, may indemnify and advance expenses to directors, officers, employees or agents of the Company on such terms and conditions as the Board of Directors or any such officer or officers, as applicable, deem appropriate under the circumstances.

    Section 5.  Anything in this Article IX to the contrary notwithstanding, no elimination of this Bylaw and no amendment of this Bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination of or amendment to this Bylaw shall deprive any such person of such person's rights hereunder arising out of alleged or actual occurrences, acts, or failures to act which had their origin prior to such sixtieth day.

    Section 6.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE X

AMENDMENTS

Section 1.  These By-Laws may be amended or repealed (i) by action of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided notice of such alteration, amendment, or repeal shall be given in the notice of any such meeting, or (ii) except as otherwise provided in Paragraphs 6, 7, 8, and 9 of the Certificate of Incorporation of the Corporation, by action of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.